EXHIBIT 99.1

NEWS RELEASE

Superior Group of Companies, Inc.

A NASDAQ Listed Company: SGC

10055 Seminole Boulevard

Seminole, Florida 33772-2539

Telephone (727) 397-9611

Fax (727) 803-2642

FOR IMMEDIATE RELEASE

SUPERIOR GROUP of COMPANIES, INC. REPORTS SECOND QUARTER

OPERATING RESULTS

●	Net Sales Increase 25.6 Percent
●	23rd Consecutive Quarter with Sales Increase

SEMINOLE, Florida – July 26, 2018 - Superior Group of Companies, Inc. (NASDAQ: SGC), manufacturer of uniforms, career apparel and accessories, today announced that for the second quarter ended June 30, 2018, net sales increased 25.6 percent to $82.4 million compared with 2017 second quarter net sales of $65.6 million. Net income for the 2018 second quarter was $3.8 million, or $0.25 per diluted share, compared with $4.3 million, or $0.29 per diluted share, reported for the quarter ended June 30, 2017. Note that earnings in the second quarter of 2018 were reduced by a pre-tax charge of approximately $1.6 million or approximately $.08 per diluted share for expenses associated with the acquisition of CID Resources, Inc.

Additionally, the comparison of net sales and earnings results in the current quarter is significantly impacted by the adoption of ASC 606 relative to the timing of revenue recognition. The 2017 results are calculated under the previous revenue recognition guidance while 2018 is under the new standard. This resulted in a reduction in net sales for the second quarter of 2018 of approximately $2.9 million and a corresponding reduction in net income and earnings per diluted share of $0.6 million and $0.04, respectively. ASC 606 does not change the economic substance or timing of cash flows of our transactions with customers. After the initial year of adoption, ASC 606 should not have a major impact in our comparative results in the future.

Michael Benstock, Chief Executive Officer, commented, “Over the last year, we completed three acquisitions that have us positioned for significant improvement in our future growth prospects for both net sales and earnings. We are highly focused on successfully integrating these acquisitions to achieve the maximum long-term benefits for the Company and its shareholders. While our current operating results in our Uniform segment and our Promotional segment were lower than anticipated, we remain confident in our long-term outlook and believe our current investments in these segments will provide significant returns for the Company in the future.

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“The Office Gurus, our Remote Staffing segment, had another tremendous quarter with net sales to outside customers increasing by $2.3 million, or 50.6 percent, as they continue to land new customers and to grow with existing customers. We are also excited to announce that we have identified Jamaica as the next country for our continued expansion in this segment.”

CONFERENCE CALL

Superior Group of Companies will hold a conference call on Thursday, July 26, 2018 at 2:00 p.m. Eastern Time to discuss the Company’s results. Interested individuals may join the teleconference by dialing (844) 861-5505 for U.S. dialers and (412) 317-6586 for International dialers. The Canadian Toll Free number is (866) 605-3852. Please ask to be joined into the Superior Group of Companies call. The live webcast and archived replay can also be accessed in the investor information section of the Company’s website at www.superiorgroupofcompanies.com.

A telephone replay of the teleconference will be available one hour after the end of the call through 2:00 p.m. Eastern Time on August 2, 2018. To access the replay, dial (877) 344-7529 in the United States or (412) 317-0088 from international locations. Canadian dialers can access the replay at (855) 669-9658. Please reference conference number 10121858 for all replay access.

About Superior Group of Companies, Inc. (SGC):

Superior Group of Companies™, formerly Superior Uniform Group, established in 1920, is a combination of companies that help customers unlock the power of their brands by creating extraordinary brand experiences for employees and customers. It provides customized support for each of its divisions through its shared services model.

Fashion Seal Healthcare®, HPI™ and CID Resources are signature uniform brands of Superior Group of Companies. Each is one of America’s leading providers of uniforms and image apparel in the markets it serves. They specialize in innovative uniform program design, global manufacturing, and state-of-the-art distribution. Every day, more than 6 million Americans go to work wearing a uniform from Superior Group of Companies.

BAMKO®, Tangerine Promotions® and Public Identity® are signature promotional products and branded merchandise brands of Superior Group of Companies. They provide unique custom branding, design, sourcing, and marketing solutions to some of the world’s most successful brands.

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The Office Gurus® is a global provider of custom call and contact center support. As a true strategic partner, The Office Gurus implements customized solutions for its customers in order to accelerate their growth and improve their customers’ service experiences.

SGC’s commitment to service, technology, quality and value-added benefits, as well as its financial strength and resources, provides unparalleled support for its customers’ diverse needs while embracing a “Customer 1st, Every Time!” philosophy and culture in all of its business segments.

Visit www.superiorgroupofcompanies.com for more information.

Contact:		Hala Elsherbini
Andrew D. Demott, Jr., COO, CFO & Treasurer (727) 803-7135	OR	Halliburton Investor Relations (972) 458-8000

Comparative figures are as follows:

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SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

THREE MONTHS ENDED JUNE 30,
(Unaudited)
(In thousands, except shares and per share data)

	2018	2017

Net sales	$82,392	$65,604

Costs and expenses:
Cost of goods sold	53,114	42,230
Selling and administrative expenses	23,327	16,994
Other periodic pension costs	96	484
Interest expense	758	195
	77,295	59,903

Gain on sale of property, plant and equipment	-	-

Income before taxes on income	5,097	5,701
Income tax expense	1,280	1,360

Net income	$3,817	$4,341

Weighted average number of shares outstanding during the period
(Basic)	14,956,221	14,501,399
(Diluted)	15,559,404	15,040,431
Per Share Data:
Basic
Net income	$0.26	$0.30
Diluted
Net income	$0.25	$0.29

Cash dividends per common share	$0.0950	$0.0875

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SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

SIX MONTHS ENDED JUNE 30,
(Unaudited)
(In thousands, except shares and per share data)

	2018	2017

Net sales	$155,479	$126,591

Costs and expenses:
Cost of goods sold	101,326	81,003
Selling and administrative expenses	44,509	34,423
Other periodic pension costs	192	698
Interest expense	1,035	379
	147,062	116,503

Gain on sale of property, plant and equipment	-	1,018

Income before taxes on income	8,417	11,106
Income tax expense	2,150	2,930

Net income	$6,267	$8,176

Weighted average number of shares outstanding during the period
(Basic)	14,888,940	14,426,060
(Diluted)	15,508,517	14,985,063
Per Share Data:
Basic
Net income	$0.42	$0.57
Diluted
Net income	$0.40	$0.55

Cash dividends per common share	$0.1900	$0.1750

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SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and par value data)

	June 30,
	2018	December 31,
	(Unaudited)	2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,164	$8,130
Accounts receivable, less allowance for doubtful accounts of $1,722 and $1,382, respectively	63,269	50,569
Accounts receivable - other	2,522	1,848
Inventories	67,852	64,979
Contract assets	46,826	-
Prepaid expenses and other current assets	10,830	11,011
TOTAL CURRENT ASSETS	195,463	136,537

PROPERTY, PLANT AND EQUIPMENT, NET	28,564	26,844
OTHER INTANGIBLE ASSETS, NET	66,338	29,061
GOODWILL	35,327	16,032
DEFERRED INCOME TAXES	-	2,900
OTHER ASSETS	9,470	7,564
	$335,162	$218,938

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$22,337	$19,752
Other current liabilities	11,327	12,409
Current portion of long-term debt	6,000	6,000
Current portion of acquisition-related contingent liabilities	1,410	3,061
TOTAL CURRENT LIABILITIES	41,074	41,222

LONG-TERM DEBT	122,801	32,933
LONG-TERM PENSION LIABILITY	7,947	8,319
LONG-TERM ACQUISITION-RELATED CONTINGENT LIABILITIES	5,056	7,283
DEFERRED INCOME TAXES	8,900	-
OTHER LONG-TERM LIABILITIES	3,800	4,213
COMMITMENTS AND CONTINGENCIES (NOTE 5)
SHAREHOLDERS' EQUITY:
Preferred stock, $.001 par value - authorized 300,000 shares (none issued)	-	-
Common stock, $.001 par value - authorized 50,000,000 shares, issued and outstanding - 15,311,541 and 15,081,947, respectively.	15	15
Additional paid-in capital	54,998	49,103
Retained earnings	97,664	83,129
Accumulated other comprehensive income (loss), net of tax:
Pensions	(6,851)	(7,282)
Cash flow hedges	122	(90)
Foreign currency translation adjustment	(364)	93
TOTAL SHAREHOLDERS' EQUITY	145,584	124,968
	$335,162	$218,938

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SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 30,
(Unaudited)
(In thousands)

	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$6,267	$8,176
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	3,646	2,715
Provision for bad debts - accounts receivable	323	575
Share-based compensation expense	1,490	1,108
Deferred income tax provision (benefit)	302	(509)
Gain on sale of property, plant and equipment	-	(1,018)
Change in fair value of acquisition-related contingent liabilities	(840)	81

Changes in assets and liabilities, net of acquistion of business
Accounts receivable - trade	(3,492)	552
Accounts receivable - other	(674)	674
Contract assets	(972)	-
Inventories	2,953	1,632
Prepaid expenses and other current assets	242	(1,353)
Other assets	(1,827)	(1,784)
Accounts payable and other current liabilities	(7,368)	(2,223)
Long-term pension liability	195	(894)
Other long-term liabilities	(497)	829
Net cash (used in) provided by operating activities	(252)	8,561

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(2,414)	(2,004)
Acquistion of business, net of acquired cash	(85,597)	-
Proceeds from disposals of property, plant and equipment	-	2,810
Net cash (used in) provided by investing activities	(88,011)	806

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	146,157	72,422
Repayment of long-term debt	(56,289)	(74,088)
Payment of cash dividends	(2,827)	(2,490)
Payment of acquisition-related contingent liabilities	(3,033)	(1,800)
Proceeds received on exercise of stock options	405	798
Tax benefit from vesting of acquisition-related restricted stock	105	70
Tax withholding on exercise of stock rights	(17)	(421)

Net cash provided by (used in) financing activities	84,501	(5,509)

Effect of currency exchange rates on cash	(204)	76

Net (decrease) increase in cash and cash equivalents	(3,966)	3,934

Cash and cash equivalents balance, beginning of year	8,130	3,649

Cash and cash equivalents balance, end of period	$4,164	$7,583